EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Paulson Capital Corp.

We consent to the incorporation by reference in the registration statement (no. 333-123370) on Form S-8 of Paulson Capital Corp. of our report dated March 30, 2007, relating to the consolidated financial statements and financial statement schedule II, which appear in the December 31, 2006 annual report on Form 10-K of Paulson Capital Corp.

/s/ McGladrey & Pullen, LLP
Chicago, Illinois
March 30, 2007